UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2007
Max & Erma’s Restaurants, Inc.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-11514 (Commission File Number)	31-1041397 (IRS Employer Identification No.)
4849 Evanswood Drive
Columbus, OH 43229
(614) 431-5800
(Address, including zip code, and telephone number
including area code of registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 5, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Max & Erma’s Restaurants, Inc. (the “Company”) adopted the Company’s Fiscal 2008 Executive Compensation Bonus Program (the “Bonus Program”). A description of the material terms and conditions of the Bonus Program with respect to the Company’s “principal executive officer,” “principal financial officer,” and “named executive officers” (as those terms are defined by Item 402(a)(3) of Regulation S-K) is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
     On November 5, 2007, the Compensation Committee set the base salaries for the executive officers of the Company (the “Base Salaries”). A description of the Base Salaries is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Description of the Material Terms and Conditions of Max & Erma’s Restaurants, Inc.’s Fiscal 2008 Executive Compensation Bonus Program

10.2	Description of the Base Salaries of the Executive Officers of Max & Erma’s Restaurants, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max & Erma’s Restaurants, Inc.
Date: November 9, 2007	By:	/s/ William C. Niegsch, Jr.
William C. Niegsch, Jr., Executive
Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Description of the Material Terms and Conditions of Max & Erma’s Restaurants, Inc.’s Fiscal 2008 Executive Compensation Bonus Program

10.2	Description of the Base Salaries of the Executive Officers of Max & Erma’s Restaurants, Inc.